AMENDMENT #1 TO THE SECURITIES PURCHASE AGREEMENT DATED DECEMBER 6, 2018

THIS AMENDMENT #1 (the “Amendment”) TO THE SECURITIES PURCHASE AGREEMENT ENTERED INTO ON December 6, 2018, is made effective as of March 20, 2019, by and between Foothills Exploration, Inc., a Delaware corporation (the “Company”), and Crown Bridge Partners, LLC, a New York limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain securities purchase agreement (the “SPA”) originally entered into by the Company and Holder on December 6, 2018, pursuant to which a convertible promissory note in the principal amount of $136,500.00 (the “Note”) was issued by the Company to the Holder; and

B. The Parties are consummating a second tranche under the Note, which has a purchase price of $36,500.00 and a face amount of $40,018.07 (the “Second Tranche”).

C. The Parties desire to amend the SPA as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Solely with respect to the Second Tranche, the reference to “$0.20” in Section 1(a) of the SPA shall be replaced with “$0.50”.

2. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the SPA. Except as specifically modified hereby, all of the provisions of the SPA, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Foothills Exploration, Inc.		Crown Bridge Partners, LLC

By:	/s/ B. P. Allaire	By:
Name:	B. P. Allaire	Name:
Title:	Chief Executive Officer	Title:

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